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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  MARCH 5, 2007


                              LAS VEGAS SANDS CORP.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


                001-32373                               27-0099920
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          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
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   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

              On March 5, 2007, three subsidiaries of Las Vegas Sands Corp., Venetian Macau Limited ("VML"), Venetian Cotai Limited ("VCL") and VML US Finance LLC (the "BORROWER"), and The Bank of Nova Scotia, as administrative agent and disbursement agent, entered into the First Amendment to Credit Agreement and Disbursement Agreement (the "AMENDMENT) to amend their $2.5 billion senior secured credit facility under a Credit Agreement, dated as of May 25, 2006 (the "CREDIT AGREEMENT"), among the Borrower, VML, the lenders party thereto, The Bank of Nova Scotia as administrative agent, Banco Nacional Ultramarino, S.A. and Sumitomo Mitsui Banking Corporation as co-documentation agents, and Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., and Citigroup Global Markets, Inc., as co-syndication agents, joint lead arrangers and joint bookrunners and the related Disbursement Agreement, dated as of May 25, 2006 (the "DISBURSEMENT AGREEMENT"), among the Borrower, VML, VCL and The Bank of Nova Scotia as bank agent and disbursement agent.

              The Amendment amends the Credit Agreement and the Disbursement Agreement to allow the proceeds of the term B funded loans, term B delayed draw loans and any new term loans or new revolving loans incurred under the incremental facility to be used for working capital and general corporate purposes of the loan parties or to make other investments or payments permitted under the Credit Agreement, in addition to funding project costs. The Amendment to the Credit Agreement also expands the loan parties' ability to make certain investments in other projects owned by excluded subsidiaries. The permitted investment carve-out for investments to fund construction and development project costs for resort projects on sites 5 and 6 on the "Cotai Strip" has been increased from $500 million to $800 million (less certain amounts drawn under the Disbursement Agreement and certain other investments in excluded subsidiaries). In addition, the loan parties may loan up to $200 million of the $800 million described above to excluded subsidiaries to develop other resort projects to be located on sites 3, 7 and 8 on the Cotai Strip.

              The Amendment to the Credit Agreement also allows the Borrower to utilize the full $800 million of the incremental facility, the permitted uses of which have been expanded as described above, without having to comply with certain conditions precedent. The Amendment to the Credit Agreement also permits the loan parties, subject to certain conditions, to invest up to $175 million in the form of loans to affiliates or to alternatively guarantee up to $175 million of indebtedness incurred by such affiliates, in either case, for the purposes of financing the acquisition and/or equipping of ferry vessels to provide ferry service to and from Macau.

              The Amendment also contemplates a reduction of the interest rate margins for all classes of loans under the Credit Agreement. However, this reduction will not become effective until approved by all of the lenders.

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              The Amendment amends the  Disbursement  Agreement to increase the amount that the loan parties are permitted to spend on project costs from $450 million to $900 million and on land concession premium payments from $50 million to $112 million prior to satisfying all of the conditions precedent to obtaining standard advances under the Disbursement Agreement. In addition, the Amendment to the Disbursement Agreement permits the loan parties to spend an additional $400 million on project costs (increased from $250 million) prior to satisfying all of the conditions precedent to obtaining standard advances under the Disbursement Agreement which, if utilized, reduces the amount that may be invested by the loan parties in excluded subsidiaries to fund project costs for sites 5 and 6 on a dollar for dollar basis. The Amendment to the Disbursement Agreement also increases the sub-limit that the loan parties are permitted to spend on project costs for The Four Seasons Macao from $100 million to $200 million prior to satisfying all of the conditions precedent to obtaining standard advances under the Disbursement Agreement for such project.

              The Amendment also amends the Disbursement Agreement to delete certain conditions precedent to obtaining standard advances under the Disbursement Agreement to fund project costs for The Venetian Macao Resort Hotel, The Four Seasons Macao and other secondary projects on the Cotai Strip.



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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 8, 2007



                                            LAS VEGAS SANDS CORP.



                                            By: /s/ William P. Weidner
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                                            Name:   William P. Weidner
                                            Title:  President and Chief
                                                    Operating Officer